Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 23, 2013 (including amendments thereto) with respect to the shares of Common Stock of Wilhelmina International, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 23, 2013	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P.,
its General Partner

By: Newcastle Capital Group, L.L.C.,
its General Partner

By: NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C.,
its General Partner

By: NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer
NEWCASTLE CAPITAL GROUP, L.L.C.

By: NCM Services Inc.,
its Sole Member

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

NCM SERVICES INC.

By: /s/ Mark E. Schwarz
Mark E. Schwarz, its Chief Executive Officer

SCHWARZ 2012 FAMILY TRUST

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

/s/ Mark E. Schwarz
MARK E. SCHWARZ

/s/ John P. Murray
JOHN P. MURRAY

/s/ James Dvorak
JAMES DVORAK

/s/ Clinton Coleman
CLINTON COLEMAN

/s/ Evan Stone
EVAN STONE